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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-119526 on Form S-8, Registration Statement No. 333-152402 on Form S-8, Registration Statement No. 333-156628 on Form S-3, Registration Statement No. 333-174135 on Form S-3 and Registration Statement No. 333-161847 on Form S-3 of our report dated March 12, 2012, relating to the consolidated financial statements (before retrospective adjustments to apply the presentation of comprehensive income in two separate, but consecutive statements) of Wilshire Bancorp, Inc. appearing in this Annual Report on Form 10-K of Wilshire Bancorp, Inc. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Costa Mesa, California
March 14, 2013

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM